UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2007

FIELDSTONE INVESTMENT CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50938	74-2874689
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 Broken Land Parkway, Columbia, Maryland		21044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(410) 772-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Credit Suisse First Boston Mortgage Capital LLC Amendment No. 8
Credit Suisse, New York Branch Amendment No. 3
JPMorgan Chase Bank, N.A. Amendment No. 4
Lehman Brothers Bank, FSB Sixth Amendment
Merrill Lynch Bank USA Amendment No. 2

On March 30, 2007, Fieldstone Investment Corporation ("Fieldstone") and Fieldstone Mortgage Company, a direct wholly owned subsidiary of Fieldstone ("Fieldstone Mortgage" and collectively with Fieldstone, the "Sellers") completed amendments on their existing repurchase agreements with the following lenders: Credit Suisse First Boston Mortgage Capital LLC, Credit Suisse, New York Branch, JPMorgan Chase Bank, N.A., Lehman Brothers Bank, FSB and Merrill Lynch Bank USA. Each of the amendments lowered the adjusted tangible net worth covenant to $275 million, waived or amended the net profitability covenant with respect to the first two quarters of 2007, or in the case of the Lehman and the Credit Suisse First Boston Mortgage Capital amendments, the first quarter of 2007, set the minimum liquidity at $20 million, increased the maximum permitted combined ratio of consolidated indebtedness to adjusted tangible net worth to 18:1 and reduced the ratio of total debt excluding securitization debt to equity from 10:1 to 7:1. As a result of these amendments, Fieldstone expects to be in compliance with their warehouse and repurchase facility covenants as of March 31, 2007. The covenant amendments remain in effect until the termination date of the various credit facilities, with the exception of the Lehman facility, which expires on April 13, 2007, as Lehman and Fieldstone continue to work on a more permanent amendment.

Additionally, the maximum aggregate purchase price for the following facilities has been amended as follows (i) the Credit Suisse First Boston Mortgage Capital facility has increased its maximum aggregate purchase price from $300 million to $400 million, (ii) the Credit Suisse, New York facility has reduced its maximum aggregate purchase price from $500 million to $241 million and (iii) the Merrill Lynch Bank facility has reduced its maximum aggregate purchase price from $400 million to $200 million. As a result of the changes in the maximum aggregate purchase price for these facilities, Fieldstone has revised their committed level of whole loan funding capacity from $1.85 billion as of December 31, 2006 to $1.49 billion as of March 31, 2007, which Fieldstone believes is sufficient for their current level of originations. As of December 31, 2006, Fieldstone was using $908 million of their whole loan funding capacity.

The foregoing description of the amendments is qualified in its entirety by the amendments, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Certain matters discussed in this current report may constitute "forward-looking statements" within the meaning of the federal securities laws including Fieldstone’s expectations with respect to its covenant compliance and whole loan funding capacity. These statements are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results and the timing of certain events may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Fieldstone’s ability to control or predict, including but not limited to (i) Fieldstone’s ability to implement or change aspects of its portfolio strategy; (ii) interest rate volatility and the level of interest rates generally; (iii) the sustainability of loan origination volumes and levels of origination costs; (iv) compliance with the covenants in Fieldstone’s credit and repurchase facilities and continued availability of credit facilities for the liquidity it needs to support its origination of mortgage loans; (v) the ability to sell or securitize mortgage loans on favorable economic terms; (vi) deterioration in the credit quality of Fieldstone’s loan portfolio; (vii) the nature and amount of competition; (viii) deterioration in the performance of Fieldstone’s loans sold and the related repurchase activity; (ix) the impact of changes to the fair value of Fieldstone’s interest rate swaps on its net income, which will vary based upon changes in interest rates and could cause net income to vary significantly from quarter to quarter; and (x) other risks and uncertainties outlined in Fieldstone’s periodic reports filed with the Securities and Exchange Commission. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this current report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment No. 8, dated as of March 30, 2007, to the Second Amended and Restated Master Repurchase Agreement, dated as of March 31, 2005, as amended, among Credit Suisse First Boston Mortgage Capital LLC, Fieldstone Mortgage Company and Fieldstone Investment Corporation.

10.2 Amendment No. 3, dated as of March 30, 2007, to the Amended and Restated Master Repurchase Agreement, dated as of November 14, 2006, as amended, among Credit Suisse, New York Branch, Fieldstone Mortgage Company and Fieldstone Investment Corporation.

10.3 Amendment No. 4, dated as of March 30, 2007, to the Master Repurchase Agreement, dated as of July 14, 2006, as amended, among JPMorgan Chase Bank, N.A., Fieldstone Mortgage Company and Fieldstone Investment Corporation.

10.4 The Sixth Amendment, dated as of March 30, 2007, to the Second Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of December 29, 2004, as amended, among Lehman Brothers Bank, FSB, Fieldstone Mortgage Company and Fieldstone Investment Corporation.

10.5 Amendment No. 2, dated as of March 30, 2007, to the Amended and Restated Master Repurchase Agreement, dated as of October 31, 2006, as amended, among Merrill Lynch Bank USA, Fieldstone Mortgage Company and Fieldstone Investment Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

April 5, 2007	By:	/s/ Nayan V. Kisnadwala

Name: Nayan V. Kisnadwala
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 8, dated as of March 30, 2007, to the Second Amended and Restated Master Repurchase Agreement, dated as of March 31, 2005, as amended, among Credit Suisse First Boston Mortgage Capital LLC, Fieldstone Mortgage Company and Fieldstone Investment Corporation.
10.2	Amendment No. 3, dated as of March 30, 2007, to the Amended and Restated Master Repurchase Agreement, dated as of November 14, 2006, as amended, among Credit Suisse, New York Branch, Fieldstone Mortgage Company and Fieldstone Investment Corporation.
10.3	Amendment No. 4, dated as of March 30, 2007, to the Master Repurchase Agreement, dated as of July 14, 2006, as amended, among JPMorgan Chase Bank, N.A., Fieldstone Mortgage Company and Fieldstone Investment Corporation.
10.4	The Sixth Amendment, dated as of March 30, 2007, to the Second Amended and Restated Master Repurchase Agreement Governing Purchases and Sales of Mortgage Loans, dated as of December 29, 2004, as amended, among Lehman Brothers Bank, FSB, Fieldstone Mortgage Company and Fieldstone Investment Corporation.
10.5	Amendment No. 2, dated as of March 30, 2007, to the Amended and Restated Master Repurchase Agreement, dated as of October 31, 2006, as amended, among Merrill Lynch Bank USA, Fieldstone Mortgage Company and Fieldstone Investment Corporation.